                                                                  EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of Viacom Inc. and Viacom International Inc. of our report dated February 14, 1996 included in Item 8 of the Viacom Inc. Annual Report on Form 10-K for the year ended December 31, 1995. We also consent to the reference to us under the heading "Experts" in such Prospectus.




New York, New York
Octboer 17, 1996]

                                                                  EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of Viacom Inc. and Viacom International Inc. of our reports dated February 4, 1994, except as to Note 2, which is as of March 11, 1994, included in Item 8 and Item 9 of the Viacom International Inc. Annual Report on Form 10-K for the year ended December 31, 1993, as amended by Form 10-K/A Amendment No. 1 dated May 2, 1994. We also consent to the reference to us under the heading "Experts" in such Prospectus.


New York, New York
October 17, 1996